                                                                 EXHIBIT 25.1



                       Securities and Exchange Commission
                              Washington, DC 20549


                                    FORM T-1


                              --------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

             Check if an Application to Determine Eligibility of a
                    Trustee Pursuant to Section 305(b)(2)  X
                                                         -----


                   STATE STREET BANK AND TRUST COMPANY, N.A.
              (Exact name of trustee as specified in its charter)



               UNITED STATES                                   13-3191724
(Jurisdiction of incorporation or organization      (IRS Employer Identification No.)
         if not a U.S. national bank)

61 BROADWAY, NEW YORK, NEW YORK                              10006
(Address of principal executive offices)                   (Zip Code)



                   STATE STREET BANK AND TRUST COMPANY, N.A.
                  61 BROADWAY, 15TH FLOOR, NEW YORK, NY 10006
                                 (212) 612-3000
            (Name address and telephone number of agent for service)

                         ----------------------------

                    INTERAMERICAS COMMUNICATIONS CORPORATION
              (Exact name of obligor as specified in its charter)


           TEXAS                                        87-0464860
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)


1221 BRICKELL AVENUE, MIAMI, FLORIDA                     33131
(Address of principal executive offices)               (Zip Code)


                           14% SENIOR NOTES DUE 2007
                         (Title of indenture securities)

Item 1.   General Information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

                    OFFICE OF THE COMPTROLLER OF THE CURRENCY, WASHINGTON, D.C. FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

                    TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

Item 2.   Affiliations with Obligor.

          If the Obligor is an affiliate of the trustee, describe each such affiliation.

                    THE OBLIGOR IS NOT AN AFFILIATE OF THE TRUSTEE OR ITS PARENT, STATE STREET BANK AND TRUST COMPANY. (See Notes below)

Item 3.   through Item 15.    NOT APPLICABLE

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility and attached thereto.

          1. COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT FILED AS EXHIBIT A.

          2. COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF INCORPORATION FILED AS EXHIBIT B.

          3. COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2) ABOVE, FILED AS EXHIBIT C.

          4.   COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE FILED AS EXHIBIT D.

          5.   THE CONSENT OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
               SECTION 321(B) OF THE ACT FILED AS EXHIBIT E.

          6. COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE FILED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY FILED AS EXHIBIT F.

                                     NOTES

          In answering any item in this statement of eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, State Street Bank and Trust Company, N.A., a corporation organized and existing under the laws of the United States of America has caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and State of New York, on the 21st day of November, 1997.


                                    STATE STREET BANK AND TRUST COMPANY, N.A.


                                    BY: /s/ James E. Murphy
                                        -------------------
                                        James E. Murphy
                                        Vice President

                                                                       EXHIBIT A

                                                 Comptroller of the Currency
                                                    Northeastern District

                                                         Date 10-3-83


                            ARTICLES OF ASSOCIATION

                                       OF

           STATE STREET BANK AND TRUST COMPANY, NATIONAL ASSOCIATION


For the purpose of organizing an Association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following Articles of Association:

     FIRST. The title of this Association shall be State Street Bank and Trust Company, National Association.

     SECOND. The Main Office of the Association shall be in the City of New York, County of New York, State of New York. The general business of the Association shall be conducted at its main office and its branches.

     THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest in the bank holding company controlling this Association. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

     FOURTH. There shall be an annual meeting of the shareholders, the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     FIFTH. The authorized amount of capital stock of this Association shall be 1,000,000 shares of common stock of the par value of one dollar ($1) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of this Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of New York, without the approval of the shareholders, upon prior written notice to the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     NINTH. The Board of Directors of this Association, or any shareholder owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this association.

     TENTH. This Association shall indemnify each person who is or was a director, officer, employee or other agent of this Association, and each person who is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses, including but not limited to amount paid in satisfaction of judgments, in settlements or as fines and penalties, and counsel fees and disbursements, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which such person may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, may be paid from time to time by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amount so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of this Association, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less then a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to such person or on his or her behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to such person. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

     By action of the Board of Directors, notwithstanding any interest of the directors in such action, this Association may purchase and maintain insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by such person in any such capacity, or arising out of his or her status as such, whether or not this Association would have the power to indemnify such person against such liability.

     ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     TWELFTH. This Association may be a partner in any business or enterprise which this Association would have power to conduct by itself.

     IN WITNESS WHEREOF, we have hereunto set our hands this 27th day of September, 1983.




                                        /s/ William S. Edgerly
                                        ---------------------------------------
                                        William S. Edgerly


                                        /s/ Peter E. Madden
                                        ---------------------------------------
                                        Peter E. Madden


                                        /s/ Peter S. Maher
                                        ---------------------------------------
                                        Peter S. Maher


                                        /s/ David A. Spina
                                        ---------------------------------------
                                        David A. Spina


                                        /s/ Bradford S. Tripp
                                        ---------------------------------------
                                        Bradford S. Tripp


                                        /s/ Ronald A. Golz
                                        ---------------------------------------
                                        Ronald A. Golz

                             ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF ASSOCIATION

                                       OF

           STATE STREET BANK AND TRUST COMPANY, NATIONAL ASSOCIATION


     I, Robert J. Malley, Secretary of State Street Bank and Trust

Company, National Association, a limited purpose trust company organized under the laws of the United States of America, do hereby certify that a meeting of the shareholders of the Association was duly called and held on the 8th day of

May, 1987, and that at said meeting, at which a quorum was present and voting throughout, the following resolution upon motion duly made and seconded, was duly adopted:

RESOLVED: That Article Tenth of the Articles of Association with respect to indemnification of directors, officers and others be amended and restated as follows:

TENTH. This Association shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of this Association and each person who is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party -or otherwise or with which he may be or have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of this Association who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the National Trust Company) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the National Trust Company, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", "employee", "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

     By action of the board of directors, notwithstanding any interest of the directors in such action, this Association may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of this Association, or is or was a director, officer, employee or other agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against such liability.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said Association this 15th day of May, 1987.



                                                 /s/ R. J. Malley
                                                 ----------------
                                                     Secretary

(SEAL)



Commonwealth of Massachusetts)
County of Suffolk            )

     Before the undersigned, a Notary Public of Suffolk County, personally appeared Robert J. Malley, to me well known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

                                        Witness my hand and seal of
                                        office this 15th day of
                                        May, 1987.

                                        /s/ June F. Phillips
                                        -----------------------------------
                                        JUNE F. PHILLIPS, Notary Public
                                        My Commission Expires July 23, 1987
(Official Seal of Officer)

                                                                     EXHIBIT B

                          Comptroller of the Currency

                           [TREASURY DEPARTMENT LOGO]
TREASURY DEPARTMENT                                      OF THE UNITED STATES



                               Washington, D. C.

     WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that "STATE STREET BANK AND TRUST COMPANY, NATIONAL ASSOCIATION", located in New York, State of New York, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking
Association:
     NOW, THEREFORE, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.





                               IN TESTIMONY WHEREOF, witness my signature and seal of office this 1st day of January, 1984.



                                                     /s/ C. T. Conover
                                                     ---------------------------

                              Charter No. 19045      Comptroller of the Currency

                                                                       EXHIBIT C

                          COMPTROLLER OF THE CURRENCY
TREASURY DEPARTMENT                 [LOGO]                 OF THE UNITED STATES
                                WASHINGTON, D.C.


     WHEREAS, STATE STREET BANK AND TRUST COMPANY, N.A., LOCATED IN NEW YORK, STATE OF NEW YORK, BEING A NATIONAL BANKING ASSOCIATION, ORGANIZED UNDER THE STATUTES OF THE UNITED STATES, HAS MADE APPLICATION FOR AUTHORITY TO ACT AS FIDUCIARY

     AND WHEREAS, APPLICABLE PROVISIONS OF THE STATUTES OF THE UNITED STATES AUTHORIZE THE GRANT OF SUCH AUTHORITY;

     NOW THEREFORE, I HEREBY CERTIFY THAT THE NECESSARY APPROVAL HAS BEEN GIVEN AND THAT THE SAID ASSOCIATION IS AUTHORIZED TO ACT IN ALL FIDUCIARY CAPACITIES PERMITTED BY SUCH STATUTES.

                                                  IN TESTIMONY WHEREOF, WITNESS
                                                  MY SIGNATURE AND SEAL OF
                                                  OFFICE THIS THIRD DAY OF
                                                  JANUARY, 1984.

                [SEAL]                            /s/ C. T. Conover
                                                  -----------------------------
                                                   COMPTROLLER OF THE CURRENCY


                               CHARTER NO. 18045

                                                                       EXHIBIT D


           STATE STREET BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                              AMENDED AND RESTATED

                                     BYLAWS


                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the Main Office of the National Trust Company, 61 Broadway, in the City of New York, State of New York or such other places as the Board of Directors may designate, at 10 o'clock, on the fourth Wednesday of April of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date hereof, addressed to each shareholder at his address appearing on the books of the National Trust Company. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any shareholder owning, in the aggregate, not less than 10 percent of the stock of the National Trust Company. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the National Trust Company a notice stating the purpose of the meeting.

     Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the National Trust Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the National Trust Company, shall be made in writing and shall be delivered or mailed to the President of the National Trust Company and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the National Trust Company and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the National Trust Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the National Trust Company owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this National Trust Company shall act as proxy. Proxies shall be valid for only one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II

                                   Directors

     Section 2.1. Board of Directors. The Board of Directors shall have power to manage and administer the business and affairs of the National Trust Company. Except as expressly limited by law, all corporate powers of the National Trust Company shall be vested in and may be exercised by the Board of Directors.

     Section 2.2. Number. The Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 2.3. Organization Meeting. The Cashier, upon receiving the results of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the National Trust Company for the purpose of organizing the new Board and electing and appointing officers of the National Trust Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4. Regular Meetings. Regular Meetings of the Board of Directors shall be held, without notice, at least once in each quarter on such days and at such hours as the Directors may from time to time determine. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

     Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of the National Trust Company, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

     Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.


                                  ARTICLE III

                            Committees of the Board

     Section 3.1. Investment Committee. There shall be an Investment Committee composed of not less than two Directors, appointed by the Board annually or more often. The Investment Committee shall have the power to insure adherence to Investment Policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The Investment Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     Section 3.2. Examining Committee. There shall be an Examining Committee composed of not less than two directors, exclusive of any active officers, appointed by the Board annually or more often, whose duty it shall be to make an examination at least once during each calendar year into the affairs of the National Trust Company or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter.

     Section 3.3. Other Committees. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.


                                   ARTICLE IV

                             Officers and Employees

     Section 4.1. Chairperson of the Board. The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

     Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the National Trust Company. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulations, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

     Section 4.3. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

     Section 4.4. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board and of the National Trust Company, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the National Trust Company; shall provide for the keeping of proper records of all transactions of the National Trust Company; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

     Section 4.5. Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one of more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of Branches and such other officers and Attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the National Trust Company. Such officers shall respectively exercise such powers and perform such duties as pertain to the several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President.

     Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.


                                   ARTICLE V

                          Stock and Stock Certificates

     Section 5.1. Transfers. Shares of stock shall be transferable on the books of the National Trust Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

     Section 5.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the National Trust Company shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the National Trust Company properly endorsed.

                                   ARTICLE VI

                                 Corporate Seal

     The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                  ARTICLE VII

                            Miscellaneous Provisions

     Section 7.1. Fiscal Year. The Fiscal Year of the National Trust Company shall be the calendar year.


                                       5.

     Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the National Trust Company by the Chairperson of the Board, or the President, or any Vice President, or the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the National Trust Company in such manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2. are supplementary to any other provision of these Bylaws.

     Section 7.3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other Officer appointed to act as Secretary of the meeting.


                                  ARTICLE VIII

                                     Bylaws

     Section 8.1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the National Trust Company, and shall be open for inspection to all shareholders, during bank hours.

     Section 8.2. Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

                                                                       EXHIBIT E


                                             State Street Bank and Trust Company
                                             Corporate Trust
                                             51 Broadway
                                             New York, NY 10006



                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              STATE STREET BAND AND TRUST COMPANY, N.A.


                              BY:/s/ James E. Murphy
                                 --------------------------------------
                                     JAMES E. MURPHY
                                     VICE PRESIDENT


Dated: November 21, 1997


FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                                Board of Governors of the Federal Reserve Systems
--------------------------------------------------                                OMB Number: 7100-0036
                                                                                  Federal Deposit Insurance Corporation
[LOGO]                                                                            OMB Number:  3064-0052
                                                                                  Office of the Comptroller of the Currency
                                                                                  OMB Number:  1557-0081
                                                                                  Expires March 31, 2000

                                                                                  Please refer to page 1, Table of Contents
                                                                                  for the required disclosure of estimated
                                                                                  burden                                      [ 1 ]
-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Report of Condition and Income for
A Bank With Domestic Offices Only and
Total Assets of Less Than $100 Million - FFIEC 034
                                                        (970930)
                                                        --------
Report at the close of business September 30, 1997

This report is required by law:  12 U.S.C. Sec. 324 (State          This report form is to be filed by banks with domestic offices
member banks); 12 U.S.C. Sec. 1817 (State nonmember banks);         only.  Banks with foreign offices (as defined in the
and 12. U.S.C. Sec. 161 (National banks).                           instructions) must file FFIEC 031.

-----------------------------------------------------------------------------------------------------------------------------------
NOTE:   The Reports of Condition and Income must be signed          The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be        accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for State
nonmember banks and three directors for State member and            We, the undersigned directors (trustees), attest to the
National banks.                                                     correctness of the Report of Condition (including the
                                                                    supporting schedules) for this report date and declare that it
I, Samir N. Zaki, Vice President, Comptroller                       has been examined by us and to the best of our knowledge
----------------------------------------------------------------    and belief has been prepared in conformation with the
Name and Title of Officer Authorized to Sign Report                 instructions issued by the appropriate Federal regulatory
                                                                    authority and is true and correct.
of the named banks do hereby declare that the Reports of
Condition and Income (including the supporting schedules)
for this report data have been prepared in conformance with
the instructions issued by the appropriate Federal regulatory
authority and are true to the best of my knowledge and              /s/
belief.                                                             ---------------------------------------------------------------
                                                                    Director (Trustee)

/s/                                                                 /s/
---------------------------------------------------------------     ----------------------------------------------------------------
Signature of Officer Authorized to Sign Report                      Director (Trustee)

10/30/97                                                            /s/
---------------------------------------------------------------     ----------------------------------------------------------------
Date of Signature                                                   Director (Trustee)

------------------------------------------------------------------------------------------------------------------------------------
Submission of Reports

Each bank that had $50 million or more in total assets as of        submit hard-copy forms directly to the appropriate banking
June 30, 1996, must prepare its Reports of Condition and            agency.  State member banks should return the original and
Income either:                                                      one copy to the appropriate Federal Reserve District Bank.
                                                                    National and state nonmember banks should return the
(a) in automated form and then file the computer data file          original only north special return address envelope provided.
    directly with he banking agencies' collection agent,            If an overnight delivery system is used in lieu of the special
    Electronic Data Systems Corporation (EDS), by modem or          return address envelope, return the original only to the FDIC,
    on computer diskette; or                                        c/o Quality Data Systems, 2127 Espey Court, Suite 204
                                                                    Crofton, MD  21114.
(b) in hardcopy (paper) form and arrange for another party
    to convert the paper report to automated form.  That            To fulfill the signature and attestation requirement for the
    party (if other than EDS) must transmit the bank's              Reports of Condition and Income for this report date, banks
    computer data file to EDS.                                      whose reports are filed in automated form with EDS should
                                                                    attach this signature page to the hardcopy record of the
For this report date only all other banks (i.e. banks not           completed report that the bank places in its files.
required to file reports in automated form) are permitted to

------------------------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number 24938                                       Call No. 199 34 09-30-97
                        -----                                       STBK:  36-5426  00305 ST Cert 36-24938
                                                                    State Street Bank and Trust Company, N.A.
                                                                    ----------------------------------------------------------------
                                                                    Legal Title of Bank

                                                                    61 Broadway, Manhattan
                                                                    ----------------------------------------------------------------
                                                                    City,

                                                                    New York, New York             1006
                                                                    ----------------------------------------------------------------
                                                                    State Abbrev. (Txt)            Zip code

Board of Governors of the Rederal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Legal Title of Bank:  State Street Bank and Trust Company, N.A.        Call Date:  9/30/97 ST-BK 36-5426 FFIEC ???
Address:              61 Broadway                                                                        Page RC?
City, State, Zip:     New York, NY  10006
FDIC Certificate No.: 2 4 9 3 8
                      ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                            -----
                                                                                                            C100
                                                                                                   ----     -----
                                                                Dollar Amount in Thousands         RCON  Mil Thou
-----------------------------------------------------------------------------------------------------------------
Assets                                                                                             //////////////
     1.   Cash and balances due from depository institutions:                                      //////////////
          a.  Noninterest-bearing balances and currency and coin (1), (2)......................... 0081    16,586  1.a.
          b.  Interest-bearing balances(3)........................................................ 0071         0  1.b.
     2.   Securities:                                                                              //////////////
          a.  Held-to-maturity securities (from Schedule RC-B, column A).......................... 1754         0  2.a.
          b.  Available-for-sale securities (from Schedule RC-B, column D)........................ 1773        75  2.b.
     3.   Federal funds sold (4) and securities purchased under agreements to resell.............. 1350         0  3.
     4.   Loans and lease financing receivables:                                 ----------------- //////////////
          a.   Loans and leases, net of unearned income (from Schedule RC-C)....  RCON 2122      0 //////////////  4.a.
          b.   LESS:  Allowance for loan and lease losses.......................  RCON 3123      0 //////////////  4.b.
          c.   LESS:  Allocated transfer risk reserve...........................  RCON 3128      0 //////////////  4.c.
                                                                                 -----------------
          d.   Loans and leases, net of unearned income, allowance and reserve (item 4.a           //////////////
               minus 4.b and 4.c) ................................................................ 2125         0  4.d.
     5.   Trading assets.......................................................................... 3545         0  5.
     6.   Premises and fixed assets (including capitalized leases)................................ 2145       335  6.
     7.   Other real estate owned (from Schedule RC-M)............................................ 2150         0  7.
     8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule
               RC-M).............................................................................. 2130         0  8.
     9.   Customers' liability to this bank on acceptances outstanding............................ 2155         0  9.
    10.   Intangible assets (from Schedule RC-M).................................................. 2143         0 10.
    11.   other assets (from Schedule RC-F)....................................................... 2160       531 11.
    12.   a.  Total assets (sum of items 1 through 11)............................................ 2170    17,527 12.a.
          b.  Losses deferred pursuant to 12 U.S.C. 1823(j)....................................... 0306         0 12.b.
          c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 12.a .. 0307    17,527 12.c.
                and 12.b)                                                                          --------------

-----------------
(1)  Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, itesm 3.a. and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-F part I.

Legal Title of Bank:  State Street Bank and Trust Company, N.A.             Call Date:   9/30/97   ST-BK.   36-5426
Address:              61 Broadway                                                                                    Page
City, State    Zip:   New York, NY  10006
FDIC Certificate No.: 24938
Schedule RC--Continued

                                                        Dollar Amounts in Thousands                  RCON    Mil Thou
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E)...............    2200           0   13.a
         (1) Noninterest-bearing(1) ............................................  RCON 6631     0                       13.a
         (2) Interest-bearing ..................................................  RCOM 6636     0                       13.a
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs ..........................
         (1) Noninterest-bearing ................................................................
         (2) Interest-bearing ...................................................................
14.  Federal funds purchased(2) and securities sold under agreements to repurchase ..............    2840           0   14.
15.  a.  Demand notes issued to the U.S. Treasury ...............................................    2840           0   15.a
     b.  Trading liabilities ....................................................................    3548           0   15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less ..........................................    2332           0   16.a
     b.  With a remaining maturity of more than one year through three years ....................    A547           0   16.b
     c.  With a remaining maturity of more than three years .....................................    A548           0   16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding ...................................    2920           0   18.
19.  Subordinated notes and debentures(3) .......................................................    3200           0   19.
20.  Other liabilities (from Schedule RC-G) .....................................................    2930       6,156   20.
21.  Total liabilities (sum of items 13 through 20) .............................................    2948       6,156   21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus ..............................................    3838           0   23.
24.  Common stock ...............................................................................    3230         500   24.
25.  Surplus (exclude all surplus related to preferred stock) ...................................    3839       2,000   25.
26.  a.  Undivided profits and capital reserves .................................................    3632       8,871   26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities .................    8434           0   26.b
27.  Cumulative foreign currency translation adjustments ........................................
28.  a. Total equity capital (sum of items 23 through 27) ........................................   3210      11,371   28.a.
     b. Losses deferred pursuant to 12 U.S.C. 1823(j) ...........................................    0306           0   28.b.
     c. Total equity captial and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 28.a
        and 28.b) ...............................................................................    3559      11,371   28.c.
29.  Total liabilitieds, equity caital, and losses deferred pursuant to 12 U.S.C. 1823(j)
     (sum of items 21 and 28.c) .................................................................    2257      17,527   29.


Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most            Number
    comprehensive level of auditing work performed for the bank by independent external auditors    ------------------
    as of any date during 1996 ..................................................................    RCON 6724     N/A  M.1.
1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted audit-            auditors
    ing standards by a certified public accounting firm which     6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company              external auditors
    (but not on the bank separately)                              7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accor-        8 = No external audit work
    dance with generally accepted auditing sandards by a
    certified public accounting firm (may be required by state chartering authority)

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Includes limited-life preferred stock and related surplus.


                                       4